PPT VISION, INC.
                    SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

     Filed by the registrant  x
     Filed by a party other than the registrant
     Check the appropriate box:

          Preliminary proxy statement
          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
     x    Definitive Proxy Statement
          Definitive Additional Materials
          Soliciting Material Pursuant to  Rule 14a-11(c) or Rule 14a-12

                       PPT Vision, Inc.
------------------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     x    No fee required
          Fee computed on table below per Exchange Act
          Rules 14a- 6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid;

          Fee paid previously with Preliminary materials.

          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:




                        PPT VISION, INC.
                     12988 Valley View Road
                     Eden Prairie, MN 55344
                         (612) 996-9500

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD MARCH 16, 2000

To the Shareholders of PPT Vision, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of PPT Vision, Inc. will be held on Thursday, March
16, 2000, at 3:30 p.m., Central Time, at the Marquette Hotel, 710
Marquette Avenue, Minneapolis, MN, for the following purposes:

     1.   To elect five (5) directors to serve until the next
     Annual Meeting of Shareholders or until their successors are elected and qualified;

     2.   To approve the PPT Vision, Inc. 2000 Stock Option Plan;

     3.   To approve the PPT Vision, Inc. 2000 Employee Stock
     Purchase Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a Proxy
Statement, Form of Proxy and the Company's Annual Report to
Shareholders for the fiscal year ended October 31, 1999.

     The Board of Directors has fixed the close of business on January 31, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                              By Order of the Board of Directors


                              /s/ Thomas G. Lovett IV
                              ----------------------
                              Thomas G. Lovett IV
                              Secretary

Eden Prairie, Minnesota
Dated: February 7, 2000


         PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.


                        PPT VISION, INC.
                     12988 Valley View Road
                     Eden Prairie, MN 55344
                         (612) 996-9500

                        PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON MARCH 16, 2000


                        GENERAL MATTERS

     This Proxy Statement is furnished to the shareholders of PPT Vision, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on March 16, 2000 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, and its telephone number is (612) 996-9500. The mailing of this proxy statement to shareholders of the Company commenced on or about February 9, 2000.

     The total number of shares outstanding and entitled to vote at the meeting as of January 31, 2000 consisted of 5,256,275 shares of common stock, $0.10 par value. Each share of common stock is entitled to one vote. There is no cumulative voting for directors. Only shareholders of record at the close of business on January 31, 2000 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

                    QUORUM AND VOTE REQUIRED

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. If the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, however, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. Broker non-votes will be treated as shares not present and entitled to vote.

  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information as of January 14, 2000 concerning the beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company,
(ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.


                                       Shares
                         Shares of   Acquirable
Name and Address          Common       within
of Beneficial Owner      Stock (1)     60 days   Total    Percentage
-------------------     ----------   ----------  -----    ----------

P.R. Peterson (2)        1,055,907      1,500  1,057,407    20.1
ESI Investment Co. (2)
6111 Blue Circle Drive
Minnetonka, MN 55343

Dimensional Fund          390,100          -     390,100     7.4
Advisors, Inc. (3)
1229 Ocean Avenue
Santa Monica, CA 90401-
1038

Bruce C. Huber            144,444       1,500    145,944     2.8

Larry G. Paulson           92,348      13,334    105,682     2.0

Joseph C. Christenson      60,577      35,000     95,577     1.8

Arye Malek                 30,697      14,834     45,531       *

David Malmberg             18,450       1,500     19,950       *

Thomas R. Northenscold        850      25,734     25,584       *

All executive officers  1,545,206     105,486  1,650,692    30.8
and directors as a
group (9 persons)

* Indicates ownership of less than one percent.

(1) Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held. The table excludes shares purchasable pursuant to the Company's 1995 Employee Stock Purchase Plan.

(2) ESI Investment Co. is the record owner of 549,084 shares of common stock. Mr. Peterson is a controlling shareholder of the parent company of ESI. Mr. Peterson also owns 202,873 shares of common stock individually and controls 303,950 shares as trustee of the P. R. Peterson Co. Profit Sharing Trust. Pursuant to Section 302A.671 of the Minnesota Business Corporation Act, and related definitions (the "Control Share Acquisition Provisions"), shares of Common Stock of the Company acquired by an "acquiring person" (as defined) in a "control share acquisition" (as defined) that exceed the voting threshold of a certain percentage (e.g. at least 20 percent but less than or equal to 33 1/3 percent) shall have the same voting rights as other shares only if approved, by the required votes, by resolution of the Company's shareholders. The shares held by Mr. Peterson in excess of twenty percent of the Company's outstanding shares will have no voting rights until such time as the shareholders of the Company approve the rights.
     Accordingly, Mr. Peterson will only be able cast votes with respect to 1,050,054 of his 1,055,907 shares. Mr. Peterson has not yet requested that the Company submit to its shareholders a resolution granting voting rights for his shares in excess of twenty percent of the Company's outstanding shares. Mr. Peterson also owns options to purchase common stock of the Company. Mr. Peterson and the Company have entered into an agreement under which Mr. Peterson may not exercise any option if such exercise would result in a 20% or greater beneficial ownership in the Company unless the shareholders of the Company have approved voting rights to Mr. Peterson pursuant to the Control Share Acquisition Provisions.

(3) Based on Schedule 13F filing reporting shares held as of September 30, 1999.



                           Proposal #1

                      ELECTION OF DIRECTORS


     It is intended that proxies solicited by the Board of Directors will be voted FOR (unless otherwise directed) the election of the nominees for director named below. Each of the nominees named below upon election will serve until the next annual meeting or until his successor has been elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected.

     The Company does not have a nominating committee of the Board of Directors. The nominees named below have been nominated by the Board of Directors of the Company. The nominees are listed below with their ages, their present positions with the Company and their present principal occupations or employment. Messrs. Paulson and Christenson have devoted and will devote their full working time to the business of the Company. Messrs. Huber, Malmberg and Peterson have devoted and will devote such time as is necessary to fulfill their duties as directors.

     JOSEPH C. CHRISTENSON, 41, has been President of the Company since January 1989 and a director since December 1987. Prior to being elected President of the Company, he had been its Chief Operating Officer and Chief Financial Officer from December 1987 to December 1988, General Manager and Chief Financial Officer from August 1986 to November 1987, and financial analyst and marketing manager since joining the Company in May 1985. Mr. Christenson has a Masters in Business Administration from the University of Michigan and a Bachelor of Arts degree from St. Olaf College.

     LARRY G. PAULSON, 48, is a co-founder of the Company and has served as a director since December 1981. Mr. Paulson has been the Company's Vice President and Chief Technology Officer since March 1999. Mr. Paulson previously served as the Company's Vice President of Research and Development. Mr. Paulson is also a Registered Professional Engineer and holds Bachelors and Masters Degrees in Science from the University of Minnesota.

     BRUCE C. HUBER, 52, is a Managing Director of Piper Jaffray Inc., where he had served as the Director of Equity Capital Markets until May 1998. Mr. Huber has been a director of the Company since September 1985. Mr. Huber is also a director of Axxis Business Solutions, Inc.

     DAVID MALMBERG, 56, has been a director of the Company since May 1994. Since May 1994, Mr. Malmberg has also been the President of David C. Malmberg, Inc., a consulting and investment management firm. Prior to that time, he served in various capacities with National Computer Systems, Inc., a global data collection services and systems company, most recently serving as President from 1978 through 1993 and serving as Vice Chairman from January 1993 through 1994. Mr. Malmberg is a director of Three Five Systems, Inc., National City Bancorporation, and Fieldworks, Inc. Mr. Malmberg also serves as a trustee for Minnesota State University at Mankato.

     P. R. PETERSON, 66, is the Secretary and a director of Electro-Sensors, Inc., a manufacturer of machine control systems. Mr. Peterson is also President of P. R. Peterson Co., Inc., a venture capital firm where he has served for over five years.
Mr. Peterson served as a director from the Company's inception in 1982 to 1985. He was again elected a director of the Company in December 1988 and continues to serve in that capacity.

  MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE

Other Information Regarding the Board of Directors

     Directors receive $1,250 per quarter for services as members of the Board. The Board has a Compensation Committee consisting of Mr. Huber, Mr. Malmberg (Chair) and Mr. Peterson and an Audit Committee consisting of Mr. Huber (Chair), Mr. Malmberg and Mr. Peterson.

     The Compensation Committee has the authority to handle management of compensation matters, including establishment of the compensation of the Chief Executive Officer and incentive compensation for employees of the Company and serves as the Committee authorized to grant options under the Company's stock option plans. The Compensation Committee did not meet separately in fiscal 1999, but took action on a number of matters through written action. The Audit Committee has the authority to review the accounting and auditing principles and procedures of PPT Vision, Inc. with a view toward providing for the safeguard of the Company's assets and the reliability of its financial records, recommend to the full Board the engagement of independent auditors, review with the independent auditors the plans and results of the auditing engagement and consider the independence of the Company's auditors. The Audit Committee met once with the Company's auditors in fiscal 1999 as part of a regular joint meeting of the Board of Directors and the Audit Committee.

     During the fiscal year ended October 31, 1999, the Company's Board of Directors held seven meetings. All directors attended at least six of the seven meetings. In addition, the Company's directors took a number of different actions by written action during the fiscal year.

          EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

     The following table sets forth, for the fiscal years ending October 31, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or earned for those years by Joseph C. Christenson, the Company's President and Chief Executive Officer, and the only other executive officers whose compensation exceeded $100,000 in fiscal 1999 (the "Named Executive Officers"), for services rendered to the Company in all capacities during the past three fiscal years.

                   Summary Compensation Table

                                                                      Long Term
                       Annual Compensation                          Compensation
                       -------------------                          ------------
                                                                        Options
Name and Principal      Year Ended                    Other Annual    (number of
Position                October 31,  Salary   Bonus  Compensation(1)    shares)
------------------      ----------   ------   -----  --------------  -----------

Joseph C. Christenson      1999     $156,000           $2,000           20,000
  President and Chief      1998      140,833            2,000                -
  Executive Officer        1997      120,000            1,000           65,000

Arye Malek                 1999      116,865            2,000           10,000
  Vice President           1998      110,250  4,336     2,000            5,000
  of Marketing             1997      105,000            1,000           23,500


Thomas R. Northenscold     1999      115,667            2,000           15,000
  General Manager, Vision  1998      100,000            2,000            5,000
  Systems Division         1997       91,287            1,000           25,000

Larry G. Paulson           1999      100,565            2,000           10,000
  Chief Technology         1998       95,776            2,000               --
  Officer                  1997       91,215            1,000           25,000



(1)  Represents contributions to the Company's Employee
Retirement 401(k) Plan and other fringe benefits.

Stock Options

     The following table contains information concerning stock option grants to the Named Executive Officers during the fiscal year ended October 31, 1999.

                                               Option/SAR Grants in Fiscal Year 1999
                                               -------------------------------------

                                                 Individual Grants
                                             -------------------------         Potential Realizable Value
                         Number of            % of Total                      at Assumed Annual Rates of
                         Securities        Options Granted                      Stock Price Appreciation
                         Underlying          to Employees    Exercise Expiration   for Option Term(1)
                      Options Granted(2)     in Fiscal Year   Price      Date          5%       10%
                    -------------------     --------------    ------   -------      -------   -------
Joseph C. Christenson       20,000                8.1%       $3.875    9/27/2006    $31,550   $73,526

Arye Malek                  10,000                4.1%       $3.875    9/27/2006    $15,775   $36,763

Thomas R. Northenscold      15,000                6.1%       $3.875    9/27/2006    $23,663   $55,144

Larry G. Paulson            10,000                4.1%       $3.875    9/27/2006    $15,775   $36,763
---------------------

(1)Potential realizable values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2)All of the options listed above become exercisable in equal installments over a period of two years, commencing one year after the date of grant.


   The following table contains information concerning exercises of stock options during the last fiscal year by the Named
Executive Officer and the value of options which were held by the Named Executive Officer at the end of the fiscal year ended
October 31, 1999.

                   Aggregated Option Exercises in Fiscal 1999
                     and Options Values at October 31, 1999

                                                 Number of Unexercised       Value of Unexercised(1)
                                                       Options at            In-the-Money Options at
                                                    October 31, 1999             October 31, 1999
                      Shares Acquired  Value        ----------------             ----------------
Name                    on Exercise   Realized Exercisable  Unexercisable   Exercisable  Unexercisable
---------------------   -----------   -------- -----------  -------------   -----------  -------------
Joseph C. Christenson      7,500      $11,250     35,000        50,000        ------        -----

Arye Malek                 3,000        4,500     14,834        23,666        ------        -----

Thomas R. Northenscold     -----        -----     25,734        29,166       $10,313        -----

Larry G. Paulson           3,750        5,429     13,334        21,666        ------        -----
---------------------

(1) Value is calculated based on the difference between the option exercise price and the closing price for the common stock on October 31, 1999, as reported on the Nasdaq
     National Market, multiplied by the number of shares underlying the option.


Employment Agreements

     The Company has entered into written employment agreements with Messrs. Christenson, Paulson, Malek and Northenscold. Under the terms of their respective employment contracts, each of the officers is required to devote his full time and effort to the Company. Each employment agreement is renewable annually, contains a one-year non-compete provision and is terminable by the Company or the officer on 60-days' notice.

Report on Executive Compensation

     Decisions on compensation of the Company's executives are made by the Compensation Committee ("Compensation Committee") of the Board of Directors. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

     The Company uses various national and local compensation surveys to develop its compensation strategy and plans. The Compensation Committee also refers to such surveys for executive compensation purposes. The Board has not used outside consultants to prepare specific studies but the Compensation Committee would be free to do so in the exercise of its independent judgment.

     There are four components to the Company's executive compensation program: (1) base salary (2) bonus (3) stock options and (4) retirement. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. To this end, the Compensation Committee has adjusted the mix of the compensation components from year to year according to the Company's performance.

     Base Salary. Executive base salary is adjusted annually based on the prior fiscal year's financial results and performance on developmental objectives the Compensation Committee believes are critical to the Company's long-term progress. These objectives include, but are not limited to, progress on the Company's current business plan's objectives and staff development.

     Bonus. The Compensation Committee annually determines whether to pay bonuses and approves executive bonuses based upon the achievement of earnings and development objectives the Compensation Committee believes are critical to the Company's long-term progress. Bonuses are payable to executive officers, managers and key employees based upon the recommendation of the Chief Executive Officer. The Compensation Committee approves the Chief Executive Officer's share of the bonus pool. No bonuses were paid with respect to fiscal 1999 results.

     Stock Options. The Company's current stock option plans include executive officers, managers and key employees. In the past, substantially all of the Company's employees have been designated as key employees. Stock options are granted to new employees on their hiring date on the recommendation of Company officers to the Compensation Committee. In addition, Company officers periodically recommend to the Compensation Committee, for its approval at regular Board of Directors' meetings, stock option grants to employees based on merit. Options outstanding under current plans fully vest in a period from one and a half to four years and expire in five to seven years.

     Retirement. The Company sponsors a 401(k) plan for its employees, including executive officers, under which the Company partially matches employee contributions at a proportion set by the Company. The Compensation Committee approves the corporate matching formula for all employees.

     Chief Executive Compensation. Mr. Christenson's compensation for the fiscal years 1997 through 1999 is shown in the summary compensation table above. The Compensation Committee increased Mr. Christenson's base salary to $156,000 effective June 1, 1998. The Compensation Committee believes that Mr. Christenson has managed the Company extremely well and has made progress on the Company's business plan objectives.

         Bruce C. Huber   David Malmberg    P.R. Peterson
    BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Performance Graph

   The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presenting comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stocks Index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of October 31, 1994, on the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Non-Financial Stocks Index, assuming the reinvestment of all dividends.

                                                       FISCAL YEAR ENDING
                            -----------------------------------------------------------------------
                            10/31/94    10/31/95    10/31/96      10/31/97     10/31/98    10/31/99
                            --------    --------    --------      --------     --------    --------
PPT Vision, Inc.            $ 100.00    $ 357.69     $ 389.42     $ 395.19    $ 297.11     $ 150.00
Nasdaq Stock Market
  (U.S. Companies) Index    $ 100.00    $ 134.65     $ 158.93     $ 209.16    $ 234.09     $ 390.84
Nasdaq Non-Financial
  Stocks Index              $ 100.00    $ 134.00     $ 155.14     $ 199.22    $ 222.49     $ 389.38

                           Proposal #2

            PROPOSAL TO APPROVE THE PPT VISION, INC.
                     2000 STOCK OPTION PLAN


Introduction

     On December 22, 1999 the Company's Board of Directors adopted the PPT Vision, Inc. 2000 Stock Option Plan (the "2000 Plan"), subject to approval of the 2000 Plan by the Company's shareholders. The purpose of the 2000 Plan is to provide a continuing, long-term incentive to selected eligible officers and key employees of the Company and of any subsidiary corporation of the Company, to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

Summary of the Plan

     Number of Shares. The maximum number of shares of common stock reserved and available under the 2000 Plan for awards is 500,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock). Shares of common stock covered by expired or terminated stock options may be used for subsequent awards under the 2000 Plan.

     Eligibility and Administration. Officers and regular full-time executive, administrative, professional, production and technical employees of the Company and its subsidiaries, directors and consultants are eligible to be granted stock options under the 2000 Plan. Approximately 76 officers and other key employees and three non-employee directors are currently eligible to participate in the 2000 Plan. The 2000 Plan is administered by the Board of Directors or by a Committee appointed by the Board, consisting of at least two directors, all of whom are "Outside Directors" and "Non-Employee Directors" as defined in the 2000 Plan. The Committee has the power to determine when and to whom options will be granted, the term of each option, the number of shares covered by it and other terms and conditions of each option. The Committee also has the power to construe and interpret the 2000 Plan, and establish and amend any rules and regulations it deems necessary or desirable for the proper administration of the 2000 Plan

     Stock Options. The Committee may grant stock options that qualify as "incentive stock options" under the Internal Revenue Code or as "non-qualified stock options" in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 2000 Plan may be exercised during their respective terms as determined by the Committee. There is an annual cap of 50,000 on the number of shares granted to an optionee. Further, there is a cap each calendar year of $100,000 per optionee on the aggregate fair market value of the common stock underlying an incentive stock option that is exercisable for the first time.

     Term of Options. For employees who hold more than 10% of the voting power of the Company, the term of an incentive stock options may not be greater than ten years. For employees who do not hold more than 10% of the voting power of the Company, the term of an incentive stock option may not be greater than seven years. The term for any non-qualified stock option may not be greater than a period of ten years and one day from the date of grant.
     Exercise Price. The exercise price per share purchasable under an incentive stock option shall not be less than 110% of fair market value of the Company's common stock on the date the option is granted if granted to an employee who holds more than ten percent (10%) of the Company's voting power. If granted to an employee who do not hold more than 10%, the exercise price shall not be less than 100% of such fair market value. The exercise price per share purchasable under a non-qualified stock option may not be less than 85% of fair market value of the common stock of the Company on the date the option is granted.

     Payment. The Company accepts payment for the exercise of each option in cash, or at the discretion of the Company, by delivery of common stock of the Company already owned by the optionee or by delivery of a promissory note. Any tax withholding requirements associated with the exercise of an option may be satisfied by a withholding of common stock from the shares that would otherwise be deliverable.

     Restrictions. An option may only be exercised by the optionee to whom granted during his or her lifetime. Options under the 2000 Plan are not assignable or transferable, except by will or the laws of descent and distribution. However, the Committee may, in its discretion, allow exercise of an option by a person other than an optionee or allow transfer of the option.

     There is no express limitation on the duration of the 2000 Plan, except for the requirement of the Internal Revenue Code of 1986, as amended, that all incentive stock options must be granted within ten years from the date the Plan is approved by the shareholders.

     Federal Income Tax Consequences. The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

     An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

     If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Capital gains resulting from property held for more than 12 months will be taxed at a maximum rate of 20%. Capital gains resulting from property held for less than one year will be treated as short-term capital gains and taxed at the individual's applicable ordinary income tax rate.
     An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

     Registration with the SEC. The Company intends to file a Registration Statement covering the 2000 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, after shareholder approval.

     Shareholder Vote. Shareholder approval of the 2000 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" APPROVAL OF THIS PROPOSAL.





            PROPOSAL TO APPROVE THE PPT VISION, INC.
                2000 EMPLOYEE STOCK PURCHASE PLAN
                         (Proposal #3)

Introduction

     The Board of Directors of the Company has adopted the PPT Vision, Inc. 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan") to replace the 1995 Employee Stock Purchase Plan which by its terms expires this year. Under the terms of the 2000 Purchase Plan, all employees of the Company are eligible to participate in the 2000 Purchase Plan, other than employees who have been with the Company less than two weeks and employees who own five percent (5%) or more of the Company's stock.

Summary of the Plan

     Number of shares. The 2000 Purchase Plan authorizes the issuance of up to 150,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the capitalization of the Company's common stock).

     Administration and Amendment. The Plan shall be administered by a Committee consisting of not less than two members who shall be appointed by the Board of Directors. Each member of such Committee shall be either a director, officer or an employee of the Company. The Board of Directors may at any time amend the Plan, except that no amendment may make changes in options already granted that would adversely affect the rights of any Participant.

     Eligibility. Any employee of the Company who has completed at least two weeks of service prior to the "Commencement Date" of a phase of the 2000 Purchase Plan and who does not own five percent (5%) or more of the Company's stock is eligible to participate. As of January 14, 2000 approximately 109 employees of the Company were eligible to participate.

     Conditions of Purchase. Eligible employees elect to participate in the 2000 Purchase Plan through payroll deductions limited to 10% of a participant's base pay for the term of the 2000 Purchase Plan. As of each Commencement Date of a phase of the 2000 Purchase Plan, an employee is granted an option for as many full shares as he or she will be able to purchase through the payroll deduction procedure. The option rate for employees who participate shall be the lower of (i) 85% of the fair market value of the shares on the Commencement Date of the phase, or
(ii) 85% of the fair market value of the shares on the "Termination Date" of the phase, which is one year after the Commencement Date. Exercise of the option occurs automatically on the Termination Date of the Purchase Plan, unless a participant has given written notice prior to such date as to an election not to exercise. A participant may elect not to continue to participate at any time during the term of the 2000 Purchase Plan, in which case all amounts withheld will be refunded without interest.

     Federal Income Tax Consequences. The 2000 Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1954. In order for the employee participants to have such qualified tax treatment, the 2000 Purchase Plan must be approved by the Company's shareholders. If the 2000 Purchase Plan so qualifies, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant will be reported according to the provisions of Section 423 of the Internal Revenue Code and will be taxed in part as ordinary income and in part as capital gain.

     Registration with the SEC. The Company will be filing with the SEC, pursuant to the Securities Act of 1933, as amended, a registration statement covering the offering of shares under the Plan, and a prospectus has been or will be delivered to each eligible employee prior to the time when an election to participate must be made.

     Shareholder Approval. The affirmative vote of the holders of a majority of the common stock of the Company, voting at the meeting in person or by proxy, is required for the approval of the 2000 Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" APPROVAL OF THIS PROPOSAL.


                     INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as independent accountants for the Company for a number of years, including the fiscal year ended October 31, 1999. The Company has selected PricewaterhouseCoopers to serve as the Company's independent auditors for the year ended October 31, 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                         ANNUAL REPORT

     An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended October 31, 1999 accompanies this Notice of Annual Meeting and proxy solicitation material.

                     SHAREHOLDER PROPOSALS

     Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The PPT Vision, Inc. 2001 Annual Meeting of Shareholders is expected to be held on or about March 9, 2001. Proxy materials for that meeting are expected to be mailed on or about February 4, 2001. Under SEC Rule 14a-8, shareholder proposals to be included in the PPT Vision, Inc. proxy statement for that meeting must be received by PPT Vision, Inc. on or before October 7, 2000. Additionally, if PPT Vision, Inc. receives notice of a shareholder proposal after December 23, 2000, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a- 5(e) and the persons named in proxies solicited by the Board of Directors of PPT Vision, Inc. for its 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

                          SOLICITATION

     The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1999 all Section 16(a) filing requirements applicable to its insiders were complied with, except that Mr. P. R. Peterson and Mr. Christenson failed to timely file one Form 4.

                         OTHER BUSINESS

     The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

     ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE  MANNER
DIRECTED  BY SHAREHOLDERS.  IF NO DIRECTION IS MADE, PROXIES WILL
BE VOTED IN FAVOR OF  THE DIRECTORS.

                              BY ORDER OF THE BOARD OF DIRECTORS


                                /s/Thomas G. Lovett IV
                              Thomas G. Lovett IV,  Secretary

PROXY                   PPT VISION, INC.

         Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be
                     Held on March 16, 2000

     The undersigned hereby constitutes and appoints Joseph C. Christenson and Thomas R. Northenscold, and each of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of PPT Vision, Inc., to be held on March 16, 2000 at 3:30 p.m. local time, in Minneapolis, Minnesota and at any adjournment or adjournments thereof:

1.   Election of Directors:

_____ FOR all nominees listed below     _____ WITHHOLD AUTHORITY
(except as marked to the contrary below)     to vote for all
nominees

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the FOR box and strike a line through the nominee's name in the list below).

Joseph C. Christenson

Larry G. Paulson

Bruce C. Huber

P.R. Peterson

David Malmberg


2.   TO APPROVE THE ADOPTION OF THE PPT VISION, INC. 2000 STOCK
     OPTION PLAN:

     FOR

     AGAINST

     ABSTAIN


3.   TO APPROVE THE ADOPTION OF THE PPT VISION, INC. 2000
     EMPLOYEE STOCK PURCHASE PLAN:

     FOR

     AGAINST

     ABSTAIN

4.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     ANY  OTHER MATTERS COMING BEFORE THE MEETING.

     The shares represented by this proxy will be voted in accordance with the specifications made and in favor of the directors nominated by management if there is no specification.

                           I plan to attend the meeting ------

                           DATE:_____________________,2000

                           -----------------------------------
                           Signature


                           -----------------------------------
                           Signature if held jointly

                                    Please  sign exactly as  name
                                    appears    hereon.      Joint
                                    owners   should  each   sign.
                                    When  signing   as  attorney,
                                    executor,      administrator,
                                    trustee  or guardian,  please
                                    give full title as such.

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
POSTAGE IF MAILED WITHIN THE UNITED STATES.